                                                      EXHIBIT 99.1

                                  March 9, 2001


Cable Design Technologies Inc.
Foster Plaza 7
661 Andersen Dr.
Pittsburgh, Pennsylvania 15220

        Re: $15,000,000 364-Day Revolving Line of Credit Letter Agreement

Ladies and Gentlemen:

     Upon the request of Cable Design Technologies Inc., a Washington corporation (the "Borrower"), and subject to the following terms and conditions
                  --------
of this letter (the "Agreement") (this Agreement and all documents, instruments,
                     ---------
and agreements executed or delivered now or hereafter by or for Borrower in connection herewith or therewith, will be referred to in this Agreement as the "Loan Documents"), Fifth Third Bank, Northeastern Ohio ("Fifth Third" or "Bank")
 --------------                                          -----------      ----
will make a revolving line of credit facility available to the Borrower:


1.   The Line of Credit Facility, Advances, Letters of Credit.


     a.   The Facility. Subject to the terms and conditions of this Agreement,
              --------
          Fifth Third hereby establishes a line of credit facility in favor of the Borrower in the maximum principal amount of FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000) (the "Facility").
                                               --------

     b.   Advances. Until March 8, 2002 (the "Termination Date"), and subject to
          --------                            ----------------
          the other terms and conditions hereof, Fifth Third will make advances under the Facility (the "Advances" and each an "Advance") upon the
                                   --------               -------
          request of Borrower in accordance with the terms hereof, provided that: (i) the aggregate amount of all Advances outstanding shall not at any time exceed US$15,000,000, (ii) no Advance shall be requested or made which, when aggregated with all other Advances then outstanding, would exceed $15,000,000, and (iii) the minimum principal amount of any Advance shall be $500,000. Within such limits and subject to the other provisions of this Agreement, Borrower may borrow, repay, and reborrow under the Facility in accordance with the terms and conditions hereof.

          c.   Advance Requests, Purpose of Facility.
               -------------------------------------

               i. Prior to the Termination Date, Borrower may request an Advance by providing Fifth Third a written request therefor (each, an "Advance Request") in accordance with the terms of
                               ---------------
                    the Note (as defined hereinafter).

               ii. Advances by Fifth Third shall be made by wire transfer to Borrower's account as Fifth Third is instructed by Borrower in the applicable Advance Request.

               iii. Advances shall be used by Borrower for working capital and other general corporate purposes, including intercompany transfers for the general corporate purposes of its affiliates, and in no event contrary to law.

2.   The Note, Payment.

     a.   The Note. Amounts payable under the Facility shall be evidenced by a
          --------
          promissory note of Borrower, dated as of the date hereof (the "Note").
                                                                         ----
          The Note is hereby incorporated herein by reference and made a part hereof; Borrower shall make all payments required by the Note. In no event shall the interest rate applicable to principal amounts outstanding under the Note exceed the maximum rate of interest allowed by applicable law; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless Borrower requests the return of such amount.

     b.   Payments. All payments made under the Note shall be made in lawful
          --------
          currency of the United States ("Dollars") in immediately available
                                          -------
          funds by wire transfer to Fifth Third Bank, Cincinnati, Ohio, ABA#042000314, Account#99208599, Account Name: Cable Design Tech. c/o Fifth Third Bank, Northeastern Ohio, Attn: Commercial Credit, ref C S Helmeci, or to such location as Fifth Third shall direct in writing. Fifth Third is authorized to enter on the books and records of Bank the date and amount of each Advance, the interest rate

Cable Design Technologies Inc.
March 9, 2001
Page 2

          applicable thereto, each payment of principal under the Facility, together with the amount of interest and other charges accrued thereon, interest and charges paid, and similar information, which entries shall be conclusive absent manifest error.

3. Fees. Borrower shall pay to the Bank in immediately available funds: (i) the Facility Fee described in the Note, payable as set forth therein, and
     (ii) a commitment fee in the amount of US$15,000, payable upon the execution of this Agreement by Borrower.

4. Certain Definitions. As used in the Agreement, the following terms shall have the respective meanings set forth below:

     "Business Day", shall mean any day other than a Saturday, a Sunday, or a
      ------------
     day on which banks are required or permitted by law to close in Cincinnati, Pittsburgh, New York, or the location of the money market from which funds for the relevant Advance are sought.

5.   Conditions.

     a. The making of any Advance hereunder is subject to the satisfaction of the following conditions precedent: at the time of a request for an Advance, there shall exist no Event of Default (defined hereinafter) or circumstance which, with the passage of time or giving of notice or both, would constitute an Event of Default (any such circumstance being referred to herein as a "Potential Default") and each of the
                                         -----------------
          representations and warranties set forth or incorporated herein shall be true and correct in all material respects with the same force and effect as if the representations and warranties had been made on and as of such time, except to the extent that any representation or warranty may expressly relate solely to an earlier date; and, each request by Borrower for an Advance shall constitute a representation and warranty by Borrower that (i) there exists no Event of Default or Potential Default, and (ii) each of the representations and warranties set forth or incorporated herein shall be true and correct in all material respects with the same force and effect as if the representations and warranties had been made on and as of the date of such Advance, except to the extent that any representation or warranty may expressly relate solely to an earlier date.

     b. Fifth Third shall have received from Borrower, in form and substance satisfactory to Fifth Third, the following:

          i. On or prior to the date of the first Advance, guaranties, in form and substance satisfactory to Fifth Third, from Cable Design
               Technologies Corporation ("Parent") and all material domestic
                                          ------
               subsidiaries of Borrower (the Parent and such subsidiaries are collectively referred to herein as the "Guarantors") of the
                                                       ----------
               obligations of Borrower arising under the Loan Documents.

          ii. On or prior to the date of the first Advance, copies of Borrower's and each Guarantors Certificate or Articles of Incorporation, certified by the relevant Secretary of State, and Bylaws certified to Bank by the appropriate corporate Secretaries, together with copies of the resolutions of the Boards of Directors of Borrower and the Guarantors authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents by a specified number of authorized officers whose specimen signatures and such resolutions are certified by the appropriate corporate Secretary, and a good standing certificate of Borrower and each Guarantor, certified by the relevant Secretary of State;

          iii. Within twenty (20) days of the date hereof, an opinion of counsel to Borrower and the Guarantors substantially in the form provided in connection with the Existing Credit Agreement (defined hereinafter); and

          iv.  Such additional documents as Fifth Third may reasonably request.

6.   Incorporation of Existing Credit Agreement.

     a.   Credit Agreement, Definitions. Capitalized terms not otherwise defined
          -----------------------------
          in this Agreement shall have in this Section 6 the respective meanings ascribed to them by that Credit Agreement, dated as of April 10, 1997, as amended as of July 31, 1998, among Borrower, Cable Design Technologies Corporation, Nordx/CDT, Inc., BankBoston, N.A., Paribas, Paribas Bank of Canada, Bank of America NT & SA, Bank of America Canada, and the Banks from time to time parties thereto (as such agreement is amended, restated, or modified (but not as any provision of such agreement may be waived) from time to time, the "Existing
                                                                   -------
          Credit Agreement"). In the event that at any time the Existing Credit
          ----------------
          Agreement is replaced or otherwise becomes ineffective (as opposed to being amended, restated, or modified), then in such event the term "Existing Credit Agreement" shall refer to the Existing Credit Agreement

Cable Design Technologies Inc.
March 9, 2001
Page 3


          that was in effect immediately prior to being replaced or becoming otherwise ineffective; and, Borrower and Bank hereby agree, upon the occurrence of such event, to endeavor to mutually agree upon the incorporation herein of relevant provisions of any new or replacement credit agreement or to the direct amendment of the Agreement by the addition of such terms as theretofore were incorporated herein by reference.

     b.   Incorporation. As long as the Facility remains available or any
          -------------
          Advance remains outstanding and except solely to the extent not permitted by Section 7.12 of the Existing Credit Agreement: (i) Borrower as of the date hereof hereby restates and makes directly to Fifth Third all of the representations and warranties made by Borrower in the Existing Credit Agreement (except to the extent that any such representation or warranty may expressly relate solely to an earlier date, and except to the extent that any Schedule submitted to Fifth Third by Borrower on or before the date hereof may modify any such representation or warranty) and (ii) Borrower hereby makes and restates directly to Fifth Third, and promises and covenants to remain in compliance with, all of the affirmative covenants set forth at
          Section 6 of the Existing Credit Agreement and all of the negative covenants set forth at Section 7 (other than Section 7.12) of the Existing Credit Agreement which are applicable to Borrower, in each instance mutatis mutandis. Accordingly: (A) except solely to the extent not permitted by Section 7.12 of the Existing Credit Agreement, all such representations, warranties, and covenants are hereby incorporated herein and made a part hereof as if all such representations, warranties, and covenants were fully set forth herein and made directly by Borrower to Fifth Third, mutatis mutandis (collectively, the "Incorporated Provisions"), and (B) Borrower shall provide to Fifth Third all reports, financial statements, notices, compliance certificates, and the like required to be provided to any Agent or Lender under the Existing Credit Agreement (to the extent not otherwise provided by Borrower directly to Fifth Third under the Existing Credit Agreement) as and when required thereunder. In furtherance of the foregoing, the following interpretive rules shall apply with respect to the Incorporated Provisions as incorporated herein: (a) all references in the Incorporated Provisions to the Agents (or any of them), to the Lenders (or any of them), or to the Majority Lenders shall be deemed to refer solely to Fifth Third hereunder; (b) all references in the Incorporated Provisions to Lender Debt, Loans, Revolving Loans, Letters of Credit, or Commitments shall be deemed to refer solely to the Facility established hereby and Advances hereunder; (c) all references in the Incorporated Provisions to Loan Documents shall be deemed to refer solely to the Loan Documents as defined herein; (d) all references in the Incorporated Provisions to any Default or Event of Default shall be deemed to refer solely to an Event of Default as defined herein; and (e) references in the Incorporated Provisions to the Credit Parties shall be deemed to refer solely to the Borrower and each Guarantor hereunder.

     c.   Compliance. Upon the time that Borrower shall no longer be subject to
          ----------
          Section 7.12 of the Existing Credit Agreement, Borrower hereby agrees with Fifth Third to remain in compliance with all affirmative and negative covenants applicable to Borrower set forth in Sections 6 or 7 (other than Section 7.12) of the Existing Credit Agreement.

7. Representations, Warranties, and Covenants. Borrower hereby represents, warrants, and covenants to Bank as follows:

     (i) Borrower is and shall remain a corporation (A) that is wholly-owned by Parent, and (B) in good standing under the laws of Washington, and Borrower has and shall maintain the lawful power to engage in the business it presently conducts and is and shall remain duly licensed and qualified, and in good standing, in each jurisdiction where the nature of the business transacted by it makes any such licensing or qualification necessary; (ii) the execution, delivery, and performance hereof have been duly authorized by all necessary corporate action, require no governmental approval, and neither now nor hereafter shall contravene, conflict with, nor result in a breach of any law, regulation, order, judgment, charter, certificate or articles of incorporation, bylaws, or other organizational documents, or any document, instrument or agreement governing or binding upon Borrower, any Guarantor, or any of their property; (iii) as of the date hereof, there exit no Liens (as such term is defined in the Existing Credit Agreement) on any material property of the Borrower or any Guarantor (including on any shares of stock or other ownership interests of Parent or any of its subsidiaries), except as described on Schedule A hereto, (iv) the obligations of Borrower and the Guarantors under the Loan Documents rank and, subject to the proviso directly below, shall rank at least pari passu in priority of payment with all other material Indebtedness (as such term is defined in the Existing Credit Agreement) of any of Borrower and any Guarantors, provided, however, that Borrower and Guarantors shall not be required to provide Liens (in this clause, as such term is defined in the Existing Credit Agreement) to Fifth Third to secure the obligations arising under the Loan Documents to the extent not permitted by the Existing Credit Agreement and, provided further, that Borrower shall, at the time any Lien is granted to secure the obligations under the Existing Credit Agreement, endeavor, but not be bound, to cause the Existing Credit Agreement to be appropriately modified to permit such Liens to be granted to Fifth Third, and (v) any U.S. party that becomes a Guarantor under (and as defined by) the Existing Credit Agreement after the date hereof shall execute and deliver to Fifth Third a guaranty agreement substantially similar to that referred to in Section 5.b.i. hereof.

8.   Events of Default.


     a. If any Event of Default (hereinafter defined) shall occur, Bank may (and, upon the occurrence of any Event of Default described in Clause b.iii. below, Bank shall) (i) declare all obligations, indebtedness, and liabilities arising under or in connection with any of the Loan Documents of Borrower to Bank of whatever nature, whether contingent or absolute, matured or unmatured (the "Obligations") to be forthwith
                                                  -----------
          due and payable without presentment, demand, protest, or any other notice or demand of any kind, all of which are hereby expressly waived by Borrower, (ii) refuse to make any Advance, and (iii) require Borrower to, and Borrower thereupon shall, make payment, without presentment, demand, protest, or any other notice or demand of any kind, all of which are hereby expressly waived by Borrower, of all Obligations; and, Bank may do all other things provided for by law or equity or by any agreement between Borrower and Bank to enforce its rights hereunder and under any other Obligation of Borrower to Bank and to collect all amounts owing to Bank by Borrower.

     b.   Each of the following shall be an "Event of Default" hereunder:
                                             ----------------

          i. the non-payment when due of any of the principal amount of the Obligations; or the non-payment for more than three (3) Business Days after the date when due of any other amount of the Obligations; or, Borrower or any Guarantor shall fail to comply with, or there shall occur a breach of, any other agreement, term, covenant, or condition of this Agreement or any other Loan Document (including any of the Incorporated Provisions) and such failure to comply therewith or breach thereof shall continue for thirty (30) days after notice thereof has been provided by Fifth Third to Borrower, except that no such grace period shall apply to a failure to comply with, or a breach of, any of Sections 6.1, 6.3, 6.6 through 6.10, 6.13, 6.15, and Section 7 (as such enumerated provisions are incorporated herein in the form of Incorporated Provisions) of the Existing Credit Agreement (to the extent that Section 7.12 of the Existing Credit Agreement permits the incorporation of such Sections herein); or any representation or warranty made by Borrower or any other Guarantor in this Agreement or any other Loan Document (including any representation or warranty incorporated herein as an Incorporated Provision) shall prove to be incorrect, false, or misleading in any material respect when made or when deemed made;

          ii. The payment of any indebtedness of Borrower or of any obligation of any Guarantor, in either case arising under the Existing Credit Agreement or any document, instrument, guaranty, or agreement relating thereto, shall be accelerated by the holders thereof prior to the stated maturity thereof;

          iii. the failure of the Borrower or any Guarantor to generally pay its debts (other than with respect to such debt as is addressed in Clause (ii) directly above) as they become due; or, the admission in writing by Borrower or any Guarantor of its inability to pay its debts as they come due generally; or, Borrower's or any Guarantor's insolvency, liquidation, winding up, reorganization, arrangement, adjustment, protection from creditors, relief, or composition of its debts, under any laws relating to bankruptcy, insolvency or reorganization; or, the seeking of the entry of an order for relief or the appointment of a receiver, trustee or other similar official for the Borrower or any Guarantor or for any substantial part of any of their respective property in a bankruptcy or similar proceeding; or, the taking of any action by the Borrower or any Guarantor to authorize any of the foregoing.

9. General Provisions. (a) Bank and Borrower shall execute and deliver or cause to be executed and delivered such further instruments or documents and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions and purposes of this Agreement; (b) all notices, requests, and demands hereunder shall be provided in a commercially reasonable manner including by telecopier; and shall be deemed to have been given at the date and time when received at the address or telecopier number, as the case may be, set forth below adjacent to the respective signature of Borrower or Bank, and Bank shall be entitled to rely on the authority of any individual, reasonably believed by Fifth Third to be authorized by Borrower, transmitting or executing a telecopy facsimile purportedly on behalf of Borrower; (c) as used herein, the singular shall include the plural and vice versa, the words "hereby,"
                                                                      ------
     "hereof," "herein," "hereunder," and words of similar import shall refer to
      ------    ------    ---------
     this Agreement as a whole, and the word "including" is not a term of
                                              ---------
     limitation and means "including without limitation"; (d) Borrower shall pay
                           ----------------------------
     and indemnify Bank for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including costs, disbursements, and reasonable legal fees of counsel to Bank), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by Bank (i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Agreement or any other Loan Document, including in any bankruptcy proceeding; (ii) relating to any amendment, modification, waiver, or consent thereunder or hereunder or relating to any telecopy transmission purporting to be by or from Borrower; (iii) in any way relating to or arising out of any Loan Document or any action taken or omitted to be taken by Bank hereunder or thereunder; (iv) arising directly or indirectly from the activities of Borrower or any subsidiary or affiliate of Borrower or any officers, directors, employees, or agents of Borrower, any predecessor, subsidiary, or affiliate of Borrower, or any third party with whom Borrower has or has had a contractual relationship; or (v) arising directly or indirectly from the violation or asserted violation of any environmental protection, health, labor, import, export, or safety law or regulation of any jurisdiction and regardless whether any such claims are asserted by any governmental entity or any other person or entity, except to the extent that any of the foregoing in this Clause (d) is caused by the gross negligence or willful misconduct of Bank; (e)Bank may assign, transfer, and grant participations in this Agreement and the other Loan Documents, and this Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, except that Borrower may not assign or delegate any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Bank; (f)Borrower hereby authorizes Bank, from time to time without notice to Borrower, to provide any information pertaining to the financial condition, business operations, or creditworthiness of Borrower to or at the direction of any governmental authority as required by such authority, to the subsidiaries and affiliates of Bank, and to any of its or their directors, officers, employees, auditors, and professional advisors who need such information in connection with the Loan Documents, to any person or entity which in the ordinary course of its business makes credit reference inquiries, to any person or entity which may succeed to or participate in all or part of Bank's interest hereunder, and as may be necessary or advisable for the preservation of Bank's rights hereunder; (g)this Agreement shall be subject to the internal laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles; (h)all covenants, agreements, representations, and warranties made or incorporated herein are material and shall be deemed to have been relied upon by Bank and shall survive the execution hereof and all covenants and agreements of Borrower relating to the payment of costs, expenses, or indemnification shall survive payment in full of the Obligations; (i)section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect;
     (j)no modification or waiver with respect to this Agreement or any document related hereto shall be effective unless it is in a writing executed by Borrower and Bank, and a waiver by Bank on any one occasion shall not be a waiver of the same or any other right or remedy of Bank on any future occasion, and the rights and remedies of Bank as provided herein or in any other documents related hereto are cumulative and not exclusive of any of the other rights or remedies provided therein or by law or equity and all such rights and remedies may be exercised in any order, singularly or in any combination or successively; (k)any reference herein to this Agreement or any other Loan Document shall be deemed to refer to any and all amendments, modifications, extensions, renewals, and the like thereof;
     (l)if any provision of any Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such provision shall as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or of the remaining provisions hereof in any jurisdiction; (m)this Agreement may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument; and (n) telecopy transmission to Bank of signature pages of this Agreement and any of the other Loan Documents purporting to be signed on behalf of Borrower shall constitute effective and binding execution and delivery hereof and of such Loan Documents by Borrower. The rights of the Bank under this Section are in addition to other rights and remedies which the Bank may have.

10.  Consent to Jurisdiction; Waiver of Jury Trial.

     a.   Consentto Jurisdiction. Each of Borrower and Fifth Third hereby
          ----------------------
          irrevocably submits to the jurisdiction of any Pennsylvania state or federal court sitting in Pittsburgh, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and each of Borrower and Bank hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Pennsylvania state or federal court. Each of Borrower and Fifth Third hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of Borrower and Fifth Third hereby agree that service of copies of a summons and complaint and any other process in any action or proceeding may be made by mailing or delivering a copy of such process to such party at its address set forth herein. Each of Borrower and Fifth Third agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions (or political subdivisions thereof) by suit on the judgment or in any other manner provided by Law.

     b.   Non-exclusive Jurisdiction. Nothing in this Agreement shall affect the
          --------------------------
          right of either party hereto to serve legal process in any other manner permitted by law or affect the right of either party hereto to bring any action or proceeding against the other or any of its property in the courts of any other jurisdictions.

     c.   Waiver of Jury Trial. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY
          --------------------
          WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE OTHER DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN; each party hereby acknowledges and agrees that the foregoing waiver is a material inducement to its execution of this Agreement and the other Loan Documents.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If Borrower is in agreement with the foregoing terms and conditions, please complete and sign below this Agreement and return it to our attention.

FIFTH THIRD BANK, NORTHEASTERN OHIO


By:  /s/ Christopher S.  Helmeci
   ------------------------------------------------------
     Name: Christopher S.  Helmeci
     Title:   Vice President




Fifth Third Bank, Northeastern Ohio          with a copy to:
1404 East Ninth Street                       Fifth Third Bank, Northeastern Ohio
Cleveland, OH  44114                         Eleven Parkway Center, Suite 375
Attn:  Evon Burton                           Pittsburgh, PA  15220
Phone:  216-274-5462                         Attn:  Christopher S. Helmeci
Fax: 216-274-5507                            Phone:  412-937-1855 (ext. 24)
Email:  evon.burton@53.com                   Fax:  412-937-9896
                                             Email: christopher.helmeci@53.com

For Financial Information:
Fifth Third Bank, Northeastern Ohio
1404 East Ninth Street
Cleveland, OH  44114
Attn:  Evon Burton
Phone: 216-274-5462
Fax:  216-274-5507
Email:  evon.burton@53.com

                               ACCEPTED AND AGREED
                               -------------------


     All of the foregoing representations and warranties of Cable Design Technologies Inc., are hereby made and all of the foregoing terms and conditions are hereby agreed to and accepted as of this 9th day of March, 2001, with the intent to be legally bound hereby.

                                     CABLE DESIGN TECHNOLOGIES INC.




                                     By:/s/  Paul M. Olson                (SEAL)
                                        ----------------------------------------
                                          Name: Paul M.  Olson
                                                --------------------------------
                                          Title:   President & CEO
                                             -----------------------------------

Cable Design Technologies Inc.
Foster Plaza 7
661 Andersen Dr.
Pittsburgh, Pennsylvania 15220

Telecopier No: 412 937 9690